                                                                      EXHIBIT 21


                 SUBSIDIARIES OF R. R. DONNELLEY & SONS COMPANY
                             (As of March 24, 1994)

            Subsidiaries of                      Place of
     R. R. Donnelley & Sons Company            Incorporation
     ------------------------------            -------------
77 Capital Corporation                         Delaware
Air Operations Company                         Delaware
Allentown S.H. Leasing Company                 Delaware
American Inline Graphics, Inc.                 New Jersey
Aviation Transportation, Inc.                  Delaware
C & E Transport, Inc.                          Delaware
CWH Supply Company                             Delaware
Caslon Incorporated                            Delaware
Chemical Equipment S.H. Leasing Company        Delaware
DPA Printing Company, SP. Zo.                  Poland
Donnelley Caribbean Graphics, Inc.             Delaware
Donnelley Comco, Inc.                          Delaware
Donnelley Documentation Services (Ireland),
  Limited                                      Delaware
Donnelley Documentation Services Dublin        Republic of
                                               Ireland
Donnelley Fulfillment Services Company         Indiana
Donnelley Holdings, Limited                    Delaware
Donnelley International, Inc.                  Delaware
Donnelley Language Solutions                   Republic of
                                               Ireland
Donnelley Satellite Services, Limited          Delaware
Donnelley Satellite Graphics, Limited          Delaware
Donnelley Turnkey Services Kildare             Republic of
                                               Ireland
European-American Ink Sales Corp.              Iowa
FFH Corporation                                Delaware
HCI Holdings                                   Delaware
Haddon Craftsmen, Inc.                         Delaware
Impresora Donneco Internacional, S.A. de C.V.  Mexico
Information Investment Partners L.P.           Delaware
Ink International, B.V.                        Dutch

                                                                      EXHIBIT 21

            Subsidiaries of                      Place of
     R. R. Donnelley & Sons Company            Incorporation
     ------------------------------            -------------
Intervisual Communications, Inc.               Delaware
Irish Printers (Holdings)                      Republic of
                                               Ireland
Kittyhawk S.H. Leasing Company                 Delaware
Laboratorio Lito Color S.A. de C.V.            Mexico
M/B Companies, Inc.                            Iowa
Metromail Corporation                          Delaware
Mailing List Research of Canada, Limited       Canada
Mobium Corporation for Design &
  Communication                                Delaware
Pan Associates L.P.                            Delaware
R. R. Donnelley Far East, Limited              Delaware
R. R. Donnelley International, Inc.            Delaware
R. R. Donnelley Japan K. K.                    Japan
R. R. Donnelley Limited                        United Kingdom
R. R. Donnelley Mendota, Inc.                  Delaware
R. R. Donnelley Nederland B.V.                 The Netherlands
R. R. Donnelley Norwest Inc.                   Oregon
R. R. Donnelley Printing Company               Delaware
R. R. Donnelley Printing Company L.P.          Delaware
R. R. Donnelley Receivables, Inc.              Nevada
R. R. Donnelley U.K. Marketing Services
        Limited                                Republic of
                                               Ireland
R. R. Donnelley (Canada) Limited               Ontario
R. R. Donnelley (Europe) Limited               Delaware
R. R. Donnelley (Ireland) Limited              Delaware
R. R. Donnelley (Singapore) Pte Ltd            Singapore
R. R. Donnelley (U.K.) Limited                 United Kingdom
Reynosa Holding Company                        Delaware
Siegwerk Sales & Services L.P.                 Delaware
Wyoming Avenue Holdings, Inc.                  Delaware
Winfield Avenue Holdings, Inc.                 Delaware